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                                                                   EXHIBIT 11-10

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK

                                                   Year Ended December 31
                                           -------------------------------------

                                                 1997       1996        1995
                                                 ----       ----        ----

                                           (Thousands, except per share amounts)

BASIC:
   Net Income................................. $417,333   $309,296   $405,914
   Weighted average number of common
     shares outstanding (a)...................  145,101    145,120    144,940
   Earnings per share of Common Stock
     based on weighted average number
     of shares outstanding.................... $   2.88   $   2.13   $   2.80

DILUTED:
   Net Income................................. $417,333   $309,296   $405,914
   Convertible Preferred Stock dividends......        -          -        205
                                               --------   --------   --------
                                               $417,333   $309,296   $406,119
                                               ========   ========   ========

   Weighted average number of common
     shares outstanding (a)...................  145,101    145,120    144,940
   Conversion of convertible Preferred Stock          -          -        237
   Incremental shares from assumed
     conversion of options....................       12          -          -
                                               --------   --------   --------
                                                145,113    145,120    145,177
                                               ========   ========   ========

   Earnings per share of Common Stock
     assuming conversion of outstanding
     convertible Preferred Stock and options.. $   2.88   $   2.13   $   2.80

--------------------

(a)  Based on a daily average.